W  WEINBERG  &  COMPANY,  P.A.
------------------------------
CERTIFIED  PUBLIC  ACCOUNTANTS


                                          January  14,  2005


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

                           Re:  OEF  Corporate  Solutions,  Inc.
                                      FILE  REF.  NO.  333-96589
                                      --------------------------

We were previously the principal accountants for OEF Corporate Solutions, Inc. On November 17, 2004, our appointment as principal accountants was terminated. We have read OEF Corporate Solutions, Inc.'s statements included under Item 4.01 of its Form 8-K/A dated January 14, 2005, and we agree with the statements made in response to that Item insofar as they relate to our Firm.


                                        Very  truly  yours,


                                        WEINBERG  &  COMPANY,  P.A.
                                        ------------------------------
                                        Certified  Public  Accountants








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